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                                                                    Exhibit 99.1

                          ANNUAL SERVICER'S CERTIFICATE

                         CHASE MANHATTAN BANK USA, N.A.

                    Chase Manhattan Credit Card Master Trust

         The undersigned, a duly authorized representative of Chase Manhattan Bank USA, National Association ("Chase"), as Servicer pursuant to the Amended and Restated Pooling and Servicing Agreement, dated as of June 1, 1996, (The "Pooling and Servicing Agreement") by and between Chase and Yasuda Bank and Trust Company (U.S.A.), as trustee (the "Trustee"), does hereby certify that:

         1.       Chase is Servicer under the Pooling and Servicing Agreement.

         2. The undersigned is duly authorized pursuant to the Pooling and Servicing Agreement to execute and deliver this Certificate to the Trustee.

         3. This Certificate is delivered pursuant to Section 3.05 of the Pooling and Servicing Agreement.

         4. A review of the activities of the Servicer during the calendar year ended December 31, 2000, was conducted under my supervision.

         5. Based on such review, the Servicer has, to the best of my knowledge, fully performed in all material respects all its obligations under the Pooling and Servicing Agreement throughout such period and no material default in the performance of such obligations has occurred or is continuing except as set forth in paragraph six below.

         6. The following is a description of each default in the performance of the Servicer's obligations under the provisions of the Pooling and Servicing Agreement including any Supplement known to me to have been made during each period:
                  None.

         IN WITNESS WHEREOF, the undersigned has duly executed this certificate this 28th day of March, 2001.

                                                    /s/ Keith Schuck
                                                    ----------------------------
                                                    Name:  Keith Schuck
                                                    Title: Senior Vice President